UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2021

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

PR Woodland Limited Partnership (“PR Woodland”), a Delaware limited partnership indirectly owned by Pennsylvania Real Estate Investment Trust (“PREIT”), is the borrower under a loan agreement secured by the Woodland Mall in Grand Rapids, Michigan. As previously described in PREIT’s Current Report on Form 8-K filed on February 12, 2021, PR Woodland, the administrative agent, and certain other parties entered into a second amendment to the loan agreement on February 8, 2021 (the “Amendment”). Among other changes, the Amendment extended the maturity date of the loan agreement to December 10, 2021 with a one 12-month extension option.

On December 10, 2021, PR Woodland exercised the 12-month extension option provided for in the Amendment, extending the maturity date of the loan agreement to December 10, 2022.

A copy of PREIT’s press release announcing the exercise of the extension option described above, among other things, is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Pennsylvania Real Estate Investment Trust dated December 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 15, 2021	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel